Exhibit 99.1

DSP Group, Inc. Reports First Quarter 2012 Results

SAN JOSE, Calif., April 30, 2012—DSP Group, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the first quarter ended March 31, 2012.

First Quarter Results:

Revenues for the first quarter of 2012 were $43,504,000, a decrease of 11% from revenues of $48,776,000 for the first quarter of 2011. Net loss for the first quarter of 2012 was $3,262,000, as compared to a net loss of $4,564,000 for the first quarter of 2011. Loss per share for the first quarter of 2012 was $0.14, as compared to a loss per share of $0.19 for the first quarter of 2011.

Non-GAAP Results:

Non-GAAP net loss and loss per share for the first quarter of 2012 were $1,183,000 and $0.05, respectively, as compared to non-GAAP net loss of $1,119,000 and non-GAAP loss per share of $0.05 for the first quarter of 2011. Non-GAAP net loss and loss per share for the first quarter of 2012 excluded equity-based compensation expenses of $1,486,000, and the impact of amortization of acquired intangible assets in the amount of $593,000, associated with the acquisitions of NXP’s CIPT business and BoneTone Communications.

Non-GAAP net loss and loss per share for the first quarter of 2011 excluded the impact of amortization of acquired intangible assets in the amount of $2,196,000, associated with the acquisition of NXP’s CIPT business, equity-based compensation expenses of $1,839,000 and restructuring income of $590,000 associated with the reorganization of our European operations.

Ofer Elyakim, CEO of DSP Group, stated “Our first quarter results were better than previously expected, driven by record VoIP revenues, higher gross margins and lower operating expenses. While we are disappointed with our first quarter’s non-GAAP operating loss, we remain focused on meeting our objective to generate positive operating cash flows this year, and shall continue to closely monitor market trends and implement additional cost cutting measures whenever necessary.”

Mr. Elyakim also stated, “During the first quarter, we continued our accelerated stock repurchasing activity and repurchased approximately 620,000 shares for approximately $4.0 million at an average price of $6.4 per share.”

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended March 31, 2012 to the same period in 2011 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensations expenses are reflected on its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements about the Company’s objective to generate positive operating cash flows this year and implementing any necessary cost cutting measures. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise as a result of various factors, including the impact of reductions in lead times and inventory levels by our customers and their customers; continued uncertainty in consumer demand for traditional cordless telephony products in our major end markets; unexpected delays in commercial launch or mass production of new products incorporating our technologies; the growth of new market verticals; our ability to lower operating expenses; our ability to secure additional design wins and general market demand for products that incorporate DSP Group’s technologies in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2011 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

About DSP Group

DSP Group, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications at home and office. Delivering semiconductor system solutions with software and reference designs, DSP Group enables OEMs/ODMs, consumer electronics (CE) manufacturers and service providers to cost-effectively develop new revenue-generating products with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades, DSP Group provides a broad portfolio of wireless chipsets integrating DECT/CAT-iq, DECT ULE, Wi-Fi, PSTN, BoneTone™ intelligent voice enhancement and noise elimination, video and VoIP technologies. DSP Group enables converged voice, audio, video and data connectivity across diverse consumer and business products – from connected multimedia screens, mobile devices, and home automation & security to cordless phones, VoIP systems, and home gateways. Leveraging industry-leading experience and expertise, DSP Group partners with CE manufacturers and service providers to shape the future of converged communications at home and office. For more information, visit www.dspg.com.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 AM ET today to discuss the financial results for the first quarter of 2012 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section of DSP Group’s Web site at:

http://www.media-server.com/m/p/5yf83jrt

If you cannot join the call, please listen to the replay, which will be available for one week after the call on DSP Group’s Web site or by calling the following numbers:

— US Dial-In # +1 347 366 9565 (passcode: 6935455)

— International Dial-In # +44 207 111 1244 (passcode: 6935455)

For more information, please contact:

Victor Halpert

Director of Business Development and Investor Relations

Tel: 1 917 602 2965

Email: victor.halpert@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
	Unaudited	Unaudited
Revenues	$43,504	$48,776
Cost of revenues	27,526	31,548

Gross profit	15,978	17,228
Operating expenses:
Research and development	11,976	14,190
Sales and marketing	4,034	4,019
General and administrative	3,028	3,070
Amortization of intangible assets	593	2,196
Restructuring income	—	(590)

Total operating expenses	19,631	22,885

Operating loss	(3,653)	(5,657)
Other income :
Financial income, net	480	469

Loss before taxes on income	(3,173)	(5,188)
Taxes on income (income tax benefit)	89	(624)

Net loss	$(3,262)	$(4,564)

Net loss per share:
Basic	$(0.14)	$(0.19)
Diluted	$(0.14)	$(0.19)
Weighted average number of shares of common stock used in the computation of:
Basic	22,550	23,439
Diluted	22,550	23,439

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)

(In thousands, except per share amounts)

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended December 31,
	2012	2011
	Unaudited	Unaudited
GAAP net loss	($3,262)	$(4,564)
Equity-based compensation expense included in cost of product revenues and other	110	132
Equity-based compensation expense included in research and development	771	882
Equity-based compensation expense included in sales and marketing	251	306
Equity-based compensation expense included in general and administrative	354	519
Amortization of intangible assets	593	2,196
Restructuring income	—	(590)
Non-GAAP net loss	$(1,183)	$(1,119)

GAAP weighted-average number of common stock used in computation of basic and diluted loss per share (in thousands)	22,550	23,439
Weighted-average number of shares related to outstanding options and stock appreciation rights	—	—
Weighted-average number of common stock used in computation of non-GAAP diluted net loss per share	22,550	23,439
GAAP Diluted net loss per share	$(0.14)	$(0.19)
Equity-based compensation expense	0.06	0.08
Amortization of intangible assets	0.03	0.09
Restructuring income	—	(0.03)
Non-GAAP diluted net loss per share	$(0.05)	$(0.05)

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2012	December 31, 2011
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$18,683	$18,109
Restricted deposits	121	128
Marketable securities and short term deposits	29,413	30,626
Trade receivables, net	26,966	25,643
Inventories	16,605	16,434
Other accounts receivable and prepaid expenses	4,461	5,343
Deferred income taxes	117	89

Total current assets	96,366	96,372
Property and equipment, net	5,212	5,803
Long term marketable securities and deposits	65,751	69,046
Severance pay fund	10,693	9,974
Intangible assets, net	13,808	14,395
Long term prepaid expenses and lease deposits	390	466

	90,642	93,881

Total assets	$192,220	$196,056

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$18,778	$17,989
Other current liabilities	16,452	18,373

Total current liabilities	35,230	36,362
Accrued severance pay	11,037	10,278
Accrued pensions	856	792

Total long term liabilities	11,893	11,070
Stockholders’ equity:
Common stock	22	23
Additional paid-in capital	342,838	341,352
Accumulated other comprehensive income	(76)	(1,756)
Less – Cost of treasury stock	(124,315)	(122,236)
Accumulated deficit	(73,372)	(68,759)

Total stockholders’ equity	145,097	148,624

Total liabilities and stockholders’ equity	$192,220	$196,056